Dale C. Branham
Amended and Restated Terms of Employment
with
Genco Power Solutions, Inc.

1) **Position**

President

2) **Employer**

Genco Power Solutions, Inc, a Florida Corporation (the "Company" or "Genco"), a subsidiary of Adsouth Partners, Inc., a Nevada Corporation.

3) **Term**

Five Years commencing effective as of July 17, 2006 (the "Effective Date"). Thereafter, the term is renewable on an annual basis subject to agreement by both parties. The employment may be terminated in accordance with Section 12 at any time during the term.

4) **Reports To**

The Chief Executive Officer of Adsouth Partners, Inc., or such other person or persons as the Chief Executive Officer may from time to time designate. It is the intention of the Parties that the Executive serve as a member of the Board of Genco during the Term of Employment.

5) **Compensation**

Salary: $185,000 per annum payable in accordance with the Company's normal payroll policies for employees. The aforesaid salary amount is to be reviewed on an annual basis, but in no event will the salary decrease.

Commission: monthly commission amount equal to 0.75% of total net sales payable based upon collections by the Company. Commissions will be paid within 10 business days in accordance with the Company's normal payroll policies for employees. Commissions previously earned and not paid to date will be paid in ten (10) equal installments commencing August 1, 2006 in accordance with the Company's normal payroll policies for employees.

Car Allowance: $900.00 per month plus mileage according to the I.R.S. standard allowance payable in accordance with the Company's normal payroll policies for employees.

Genco Power Solutions Stock Buy Back Compensation: In exchange for return of stock in Genco Power Solutions, Inc., back to the Company, the employee: (i) has been paid $50,000; and will be paid (ii) $50,000 will be paid in ten (10) equal installments of five thousand dollars ($5,000) each commencing August 1, 2006 in accordance with the Company's normal payroll policies for employees.; and (iii) $50,000 upon the Company reaching ten million in total net sales orders.

In the event that the Company or any part of the Company is sold, the employee will be entitled to receive 5% of the net gain on the sale. The payment is to be received by the employee from the proceeds of the sale. This clause is independent of any termination provision of this agreement, and shall survive any termination of employment for any reason whatsoever and shall, for purposes of probate, be considered a non-corporeal hereditament.

6) **Expense Reimbursement**

The Company will reimburse the employee for all reasonable documented expenses necessarily incurred in the performance of the employee's duties.

7) **Executive Compensation Plans**

Subject to the creation of and terms and conditions of such plans, the employee is eligible to participate in the Company's Executive Compensation Plans and any other plans and programs made available to executive officers of the Company, in each case as the same may be amended from time to time.

8) **Vacation**

Three (3) weeks vacation per year. Employee shall provide the Company a minimum of 30 days' prior written notice of a request for vacation days. All vacation days are subject to the Company's approval, which shall not be unreasonably withheld. The employee shall be entitled to the Company's regularly scheduled holidays.

9) **Bonus**

The employee shall be eligible for a discretionary bonus which is dependent upon the performance of the employee and the performance of the Company. The Company is not obligated to pay any specific bonus amount. The initial review for bonus shall occur on or about December 31, 2006. Subsequent bonus reviews shall take place every 12 months thereafter. To be eligible for a discretionary bonus, the employee must be employed by the Company at the time the bonus is authorized by the Company.

10) **Options**

Subject to approval by the Compensation Committee of the Board of Directors of Adsouth, the employee will be granted an option to purchase up to 150,000 shares of the common stock of Adsouth:

with vesting as to 100,000 options on May 1, 2007; and
with vesting as to 50,000 options on May 1, 2008

In addition, subject to availability and shareholder approval as needed and subject to approval by the Compensation Committee of the Board of Directors of Adsouth, the employee will be granted an additional option to purchase up to 350,000 shares of the common stock of Adsouth:

with vesting as to 50,000 options on May 1, 2008;
with vesting as to 100,000 options on May 1, 2009;
with vesting as to 100,000 options on May 1, 2010; and
with vesting as to 100,000 options on May 1, 2011

It is understood that the additional option to purchase 350,000 shares is a consideration for accepting this agreement and in the event the options are not made available and granted, then other considerations as mutually agreed shall be provided by the Company.

The exercise price per share of the option shall be the record share price as of the close of business on the date of grant. The option shall be: (1) subject to the terms and conditions of Adsouth's standard option agreement; and (2) conditioned upon the employee's execution and delivery of said agreement, as of the grant date. The grant of the aforesaid option does not establish any right of continued employment. Options shall not be affected by any termination of this agreement.

11) **Benefits**

The employee shall be eligible to receive the following benefits, as same are made generally available to Company employees who participate in these plans, with contributions, as applicable, to be made by the employee and/or the Company consistent with the applicable plan(s):

- Major medical health insurance for Executive and members of his immediate family
- Dental Insurance for Executive and members of immediate family
- Accident, life insurance, long-term disability insurance, and long-term health care insurance. To the extent that the Company is able, by using reasonable efforts, to obtain such coverage(s) for annual premiums which do not exceed $3,000. To the extent that the annual premium for such coverage(s) exceeds $3,000, if Executive desires such coverage, he shall be responsible for the additional premiums. This is in addition to any other benefits provided by the Company.

To the extent that the Company in its sole discretion modifies or terminates any of the foregoing plans or benefits, the employee shall be subject to said changes.

12) Termination

The Company may terminate the employee for cause at any time without notice. "Cause" shall mean: (i) continued failure to obey reasonable instructions of the person(s) to whom the employee reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith which is to the detriment of the Company and/or any of its subsidiaries or affiliates; (vi) failure to comply with any of the provisions set forth in Exhibit A ; or (vii) failure to comply with the Code of Conduct annexed as Exhibit B .

Either party may terminate at any time for any reason or for no reason upon giving the other party 90 days' written notice. If the Company terminates the employee for any reason other than cause or for no reason, then, subject to the limitation set forth in the next sentence, the employee shall receive payments equal to twenty-four (24) months of his then base salary and car allowance (the "Severance Payments"). Notwithstanding any provision of this Agreement to the contrary, in no event shall the employee receive payments pursuant to this Section 12 (Notice Payments and Severance Payments) which, when aggregated, exceed twenty-four (24) months' of his then base salary and car allowance.

Any and all Severance Payments will be paid in installments (net of required withholding) in accordance with the Company's normal payroll schedule. The Company's obligation to make any Severance Payments is conditioned upon the employee's continued compliance with all provisions set forth in Exhibit A .

In the event that the employee's employment terminates for any reason at all, voluntarily or involuntary, benefits provided to the employee will terminate as of the last day of employment unless otherwise specified in any employee benefit plan or unless otherwise specified as a matter of law.

Termination of employment and acceleration of entitlements following a Change in Control. If, following a Change in Control, the Executive's employment is terminated without Cause, other than due to Disability or death, or there is a Constructive Termination Without Cause, the Executive shall be entitled to the payments and benefits provided in Section 12 above, and the salary continuation payments shall be paid in a lump sum without any discount. Also, immediately following a Change in Control, all amounts, entitlements or benefits in which he is not yet vested shall become fully vested except to the extent such vesting would be inconsistent with the terms of the relevant plan and he shall become entitled to exercise any stock option in full for the remainder of its term regardless of whether he continues in employment or the circumstances of his termination of employment. A "Change in Control" shall mean the occurrence of any one of the following events: (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (other than Executive), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 25% or more of the Voting Stock of the Company, except for any change in control that is the result of the conversion of the current preferred shareholders or warrant holders; (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means after the establishment of an independent Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

13) **Confidentiality and Intellectual Property; Non-Compete; Code of Conduct**

Annexed hereto as Exhibits A and B , respectively, are provisions applicable to the employee which are incorporated herein by reference and are part of this Agreement. As consideration for the covenants of employee set forth in Exhibit A , the Company hereby employs or continues to employ employee and employee hereby accepts employment or continued employment upon the terms and conditions contained herein. The employee acknowledges and agrees that the provisions set forth in Exhibits A and B do not affect the Company's ability to terminate the employee at any time with or without cause. If a provision set forth in this Term Sheet conflicts with a provision set forth in one or both of the exhibits, then the provisions of this Term Sheet shall govern. The obligations set forth in Exhibits A and B shall survive any termination of the employee's employment and/or any termination or expiration of this Agreement.

In the event the employee fails to comply with any of the terms or conditions of Exhibit A or B (as same may be modified in this Term Sheet), all stock options granted by Adsouth, pursuant to this Agreement or otherwise, are thereby forfeited regardless of whether such options have vested.

14) **Representation by Employee**

Employee acknowledges and represents that he is not subject to any agreement or understanding, oral or written, direct or indirect, which would in any way prohibit, interfere with, restrict or limit: (a) the employee's employment by the Company (or any of its subsidiaries or affiliates); or (b) any activities contemplated as part of the employee's employment hereunder. The foregoing would include, but not be limited to, any agreement or covenant relating to non-competition, non-solicitation, confidentiality and/or non-interference. If the employee has ever signed or been subject to one or more agreements of the nature described above, the employee promptly disclosed them to the Company and provided the Company with complete copies of them.

15) **Acknowledgment of Representation by Counsel**

Employee acknowledges that he has been represented by independent counsel or has knowingly waived his right to be represented by independent counsel with respect to this Agreement and the subject matter hereof. The company will reimburse employee up to $500 for costs related to the review of this employment agreement.

16) **Indemnification**

The employee agrees to indemnify the Company and its subsidiaries and affiliates against any damages, claims, expenses or costs, including attorney's fees, incurred by any of them relating directly or indirectly to any act or omission of the employee outside of the scope of the employee's duties and responsibilities as an employee of the Company. The Company agrees to indemnify the employee against any damages, claims, expenses or costs, including attorney's fees, incurred by the employee relating directly or indirectly to any act or omission of the employee within the scope of performing the employee's duties and responsibilities as an employee of the Company. The Company recognizes and agrees that all prior acts performed by the Employee on behalf of the Company are sanctioned by the Company and thus are included under this provision of "Indemnification."

17) **Entire Agreement**

This Agreement (which includes all schedules and exhibits to same) contains the entire understanding and agreement among and between the parties and supersedes any prior understandings or agreements, oral or written, between them relating to the subject matter hereof. Notwithstanding the foregoing, unless this Agreement specifically provides otherwise, it does not supersede any prior option agreements entered into between Adsouth and the employee. Any amendments to this Agreement must be in writing, signed by the parties affected by the amendment.

18) **Severability**

If any provision of this Agreement is held breached, illegal, invalid or unenforceable, such provision shall be deemed severed and the remainder of this Agreement will remain binding on the parties as though the breached, illegal, invalid or unenforceable provision had not been included.

19) **Attorneys' Fees**

If any action at law or in equity is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, whether at pretrial, trial or appellate levels, which may be set by the court in the same action or in a separate action for that purpose, including reasonable costs and fees awarded in such action, in addition to any other relief to which the party may be entitled.

20) Governing Law

This Agreement and the employment of the employee shall be governed by the laws of the State of Florida. Any litigation related to or arising out of this Agreement shall be brought in the state or federal courts of the State of Florida, or in the event the Company moves its principal place of business from the State of Florida, in the state or federal courts of the state of such other principal place of business. The parties agree that service of process may be effected by certified or registered mail, return receipt requested, or by regular mail if certified or registered mail is refused. The parties hereto agree to waive, and do hereby waive, trial by jury. The employee agrees and acknowledges that in the event of his or her violation of any term or condition of this Agreement that the Company will have no adequate remedy at law and shall, therefore, be entitled to enforce any provision hereof by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage or posting any bond or other security and without prejudice to any other remedies that may be available to the Company at law or in equity.

Accepted and Agreed:	Accepted and Agreed:
EMPLOYEE	GENCO POWER SOLUTIONS, INC, a subsidiary of ADSOUTH PARTNERS, INC.
By: /S/ Dale Branham	By: /S/ Anton Lee Wingeier
Date: July 14, 2006	Date: July 14, 2006

Exhibit A

CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS AND NON-COMPETE

I. CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS

1. During Employee's employment and at all times thereafter, Employee agrees to keep in the strictest confidence, agrees to refrain from disclosing or divulging to any person, firm or corporation, and agrees to refrain from using directly or indirectly, for his or her benefit or the benefit of others, any information which is or ought to be treated as Confidential Information. Employee agrees that, except as directed by the Company, the Employee will not at any time, whether during or after his or her employment with the Company, disclose to any person any Confidential Information, or permit any person to examine and/or make copies of any documents or other tangible items which contain or are derived from Confidential Information, whether prepared by the Employee or otherwise coming into the Employee's possession or control. Said documents may be in either human or computer readable form, including, but not limited to software, source code, hex code, or an other form. Employee further acknowledges and agrees that a document or other tangible item need not be expressly marked or designated as "Confidential" in order for it to be considered Confidential Information and the Employee agrees to use his or her best judgment in this regard and to proceed on the assumption that all information to which he or she is exposed by virtue of his or her employment, whether directly from the Company or not, is to be considered Confidential Information of the Company. Notwithstanding the provisions contained herein, Employee may disclose Confidential Information: (a) in the course of carrying out his or her duties as an employee, provided that such disclosures are made in accordance with Company policy as currently in effect at the time of the disclosure; or (b) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Employee to divulge, disclose or make accessible such information. If any such body described herein requests the Employee to reveal or make accessible such information, the Employee must promptly provide Adsouth Partners, Inc.'s Chief Executive Officer with written notice of the request so that the Company may exhaust its rights before any court or administrative tribunal to prohibit disclosure.

2. As used herein, the term "Confidential Information" includes, but is not limited to, all information relating to: (A) the Company's business affairs and operations (unless otherwise available as public information due to no fault of Employee), including but not limited to,
(i) vendors, suppliers and customers of the Company (including mailing lists, credit card or charge card numbers, price and mark-up determinations, sales or sales trends, and costs of products or services paid by the Company), (ii) Company budgets, business plans and marketing plans, and (iii) any proprietary products or processes or any other confidential or non-public information or material concerning the copyrights, trademarks, trade names, service marks, inventions, patents, products, suppliers or customers of the Company; and (B) all confidential information relating to any third party with whom the Company is under an obligation of confidentiality.

3. In connection with the Employee's obligations: (a) the Employee shall keep all papers and other tangible items relating to the Company and its products and processes and the Employee's responsibilities and duties herein at the principal place of business of the Company or at such other place as may be designated by the Company from time to time, and (b) upon the termination of his or her employment, Employee will deliver to the Company all documents, papers, records, files, recordings, digital and electronic stored information, computer or word processing software and other material containing Confidential Information, and will retain no copy, duplicate, summary or description thereof.

4. All copyrights, trademarks, trade names, service marks, inventions, processes and intangible or intellectual property rights that may be invented, conceived, developed or enhanced by the Employee during the term of his or her employment with the Company that relate to the business or operations of the Company or that result from any work performed by the Employee for the Company or using Company assets shall be the sole property of the Company, and the Employee hereby waives any right or interest that he or she may otherwise have in respect thereof. Upon the request of the Company, Employee shall execute, acknowledge, deliver and file any instrument or document, and do all other acts and things necessary or appropriate in the opinion of the Company to confirm the Company's title or assign such title to such inventions and its rights to obtain and maintain letters patent or other protection with respect thereto and to enable the Company to exploit the same.

5. The foregoing Sections 1 through 4 shall extend throughout the period of employment and following any termination of employment with the Company for cause for a period of 12 months.

II. NON-COMPETE PROVISIONS

1. Employee agrees and covenants that, because of the nature of the Company's business, the confidential and sensitive nature of the Confidential Information, as defined above, and because the use of, or even the appearance of the use of, the Confidential Information may cause irreparable damage to the Company and its reputation, or to customers of the Company, Employee shall not, in the state of Florida, during the term of employment and for a period of twelve (12) months after the time of the termination of the Employee's employment for cause, without the Company's prior express written consent (which consent must specifically refer to this Section of this Agreement), in any capacity whatsoever, directly or indirectly, whether as an employee, sole proprietor, shareholder, member, partner, consultant, independent contractor, salesman, officer, director, customer or otherwise:

(a) be or become interested in or associated with or represent or otherwise render assistance or services to (as an officer, director, stockholder, partner, consultant, owner, employee, contractor, agent, creditor or otherwise) any business that is then, or which then proposes to become, a competitor of the Company anywhere in the world; provided, that the foregoing shall not restrict the Employee from the ownership, solely as an investment, of securities of any business if such ownership is: (i) not as controlling person of such business, (ii) not as a member of a group that controls such business, and (iii) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business;

(b) induce or seek to influence any other employee of (or consultant to) the Company to leave his or her employ (or terminate such consultancy) or to become financially interested in a similar business;

(c) aid a competitor or supplier of the Company in any attempt to hire a person who was employed by, or who was a consultant to, the Company within the one-year period preceding the date of any such aid;

(d) induce or attempt to influence any person who was a customer or supplier of the Company during such period to transact business with a competitor of the Company or not to do business with the Company;

(e) provide any business or assistance directly or indirectly to any competitor or supplier of the Company or to any person formerly employed by the Company or formerly acting as a consultant to the Company; or

(f) aid, assist, or transact any business with any person who was an employee of, or consultant to, any customer of the Company.

2. In the event the Company terminates the employment agreement for any reason other than cause, or defaults on any provision of the agreement or exhibits attached, then the Non – Compete provision (II above) is null and void in its entirety. The non compete provisions are limited to products currently being sold by the Company at the time of termination of the employment agreement for cause.

3. The Restraints set forth in Section 1 of this Part II, however, do not preclude the Employee from:

(a) serving on the boards of directors of a reasonable number of other corporations not engaged in competition with the Company or the boards of a reasonable number of trade associations and/or charitable organizations;

(b) engaging in charitable activities and community affairs;

(c) managing his or her personal investments and affairs; or

(d) being involved in other business transactions,

provided that such activities do not interfere with the proper performance of Employee's duties and responsibilities as an employee of the Company.

III. GENERAL PROVISIONS

1. As used in this Exhibit, the term "Company" includes Adsouth Partners, Inc. and all of its subsidiary companies.

2. Rights and Remedies of the Company.

(a) Reasonableness of Restraints. The Employee hereby acknowledges that Employee is fully familiar with the restrictions, restraints and limitations imposed upon him or her hereunder (collectively, the "Restraints"); Employee further acknowledges and agrees that the Restraints contained herein are necessary for the protection of the Company's legitimate business interests, including but not limited to the Company's trade secrets, valuable confidential business or professional information, substantial relationships with existing and prospective customers, and customer and client goodwill, and that the Restraints are reasonable in scope and content.

(b) Injunctive Relief. Employee acknowledges that disclosure of any Confidential Information or breach of any of the non-competition covenants contained herein may give rise to irreparable injury to the Company or customers of the Company, inadequately compensable in damages. Employee also agrees and acknowledges that his or her breach of this Agreement may give rise to irreparable injury which may specifically be enjoined. Accordingly, the Company may seek and obtain injunctive relief against the breach or threatened breach of the foregoing, in addition to any other legal remedies which may be available. Employee further acknowledges and agrees that, in the event of the termination of employment with the Company (for cause), Employee's experience and capabilities are such that Employee can obtain employment which is different or of a non-competing nature with the Company; and that the enforcement of a remedy hereunder by way of injunction shall not prevent Employee from earning a reasonable livelihood.

(c) Extension of Period of Restraints. The Restraints described in Section 1 of Part II above shall not expire until the Employee has been in full, continuous compliance, both during employment and for a period of twelve (12) months thereafter, with the Restraints and other covenants set forth in this Agreement.

3. Enforcement by Third Party Beneficiaries, Assignees, and Successors

Employee acknowledges and agrees that the Restraints contained in this Agreement are for the benefit of the Company and certain third party beneficiaries related to the Company and that either the Company or such third party beneficiaries may enforce the terms of this Agreement. This Agreement inures to the benefit of and may be enforced by the Company's assignee or successor and the assignee or successor of any third party beneficiary.

4. Enforceable

The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against the Company whether predicated on this Agreement or otherwise.

5. Saving Provision

Employee acknowledges that he or she has carefully read and understands this Agreement. The Employee agrees and stipulates that all provisions in this Agreement are fair and reasonable in light of all of the facts and circumstances of the relationship between Employee and the Company and that they are required to protect the legitimate business interests of the Company. Notwithstanding the above, Employee agrees that in the event that the Restraints (or any part thereof) shall be determined by any court of competent jurisdiction to be unenforceable by reason of being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activities, or any combination of these elements, that such portion shall be considered divisible as to scope, time and geographic area and that the Restraints shall be interpreted to extend to the maximum period of time, geographic area, and range of activities which the court deems reasonable and enforceable. All other provisions not deemed unenforceable will remain in full force and effect.

June 2006

Exhibit B

ADSOUTH PARTNERS, INC.
And subsidiaries
(Including Genco Power Solutions, Inc.)

CODE OF CONDUCT

CERTIFICATE OF COMPLIANCE

I hereby acknowledge receipt of the attached Adsouth Partners, Inc. and subsidiaries (including Genco Power Solutions, Inc.) Code of Conduct and have read and understand it. I agree to abide by the terms of the Code of Conduct, as the same may be modified from time to time by Adsouth Partners, Inc. in its sole discretion. I understand and agree that, by continuing my employment or other relationship with Adsouth Partners, Inc. or any of its subsidiary companies, I agree to abide by the provisions of the Code of Conduct as the same may be so modified from time to time. I understand that any violation of the Code of Conduct will subject me to appropriate disciplinary action. I further understand and acknowledge that the Code of Conduct is not a contract of employment and does not alter my status as an at-will employee.

____
(Signature)

____
(Printed Name)

____
(Position)

____
(Address)

____
(Date Signed)

CONTENTS

I.	**INTRODUCTION**	1
II.	**CITIZENSHIP AND PUBLIC RESPONSIBILITY**	1
	1. Compliance with Laws	1
	2. Relations with Customers and Other Third Parties	2
	3. Competition	3
	4. Proper Accounting and Financial Integrity	4
III.	**USE OF COMPANY ASSETS, FACILITIES AND SERVICES**	5
	1. Improper Payments	5
	2. Political Contributions	6
	3. Safeguarding Assets	6
IV.	**SELECTION OF VENDORS OF GOODS AND SUPPLIERS OF SERVICES**	6
V.	**CONFLICT OF INTEREST; CORPORATE OPPORTUNITIES**	6
VI.	**SECURITIES TRADING**	8
	1. Inside Information	8
	2. Trading Guidelines	9
	3. Reporting and Other Obligations	9
VII.	**ACCURATE AND TIMELY PERIODIC REPORTS**	10
VIII.	**DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION**	10
IX.	**OWNERSHIP OF INTELLECTUAL PROPERTY**	11
X.	**COMPETITION WITH THE COMPANY**	12
XI.	**ENVIRONMENT, HEALTH AND SAFETY**	13
XII.	**EMPLOYMENT ISSUES**	13
	1. Equal Opportunity	13
	2. Harassment	13
	3. Disability	13
XIII.	**INTERNAL COMMUNICATION; ENFORCEMENT OF POLICY; REPORTING SUSPECTED NON-COMPLIANCE**	14
XIV.	**EFFECTS OF FAILURE TO COMPLY WITH CODE**	15
XV.	**WAIVERS**	15
XVI.	**CODE NOT A CONTRACT OF EMPLOYMENT**	15
XVII.	**NAMES AND NUMBERS**	16

Adsouth Partners, Inc. And Subsidiaries (Including Genco Power Solutions, Inc.)
CODE OF CONDUCT

I. INTRODUCTION

This Code of Conduct is a statement by Adsouth Partners, Inc. and subsidiaries (including Genco Power Solutions, Inc.) of the manner in which it intends to conduct its business activities. It sets forth the standards of conduct and ethics which Adsouth Partners, Inc. requires of each of its directors, officers and employees and the directors, officers and employees of each of its subsidiary companies.

This Code of Conduct is not an employment contract. It does not change the status of any at-will employee of Adsouth Partners, Inc. or any of its subsidiary companies. Compliance with its terms, however, is a condition to continued employment and, as the case may be, directorship with Adsouth Partners, Inc. and its subsidiary companies. Accordingly, each director, officer and employee of Adsouth Partners, Inc. and each of its subsidiary companies must acknowledge receipt of this Code of Conduct and agree to be bound by its terms.

Adsouth Partners, Inc. reserves the right to modify this Code of Conduct, at its sole discretion. Adsouth Partners, Inc. will update these standards from time to time as it deems appropriate to reflect changes in the legal and regulatory framework applicable to Adsouth Partners, Inc., the business practices within its industry, its own business practices and the prevailing ethical standards of the community in which it operates. It is the responsibility of each and every individual director, officer and employee of Adsouth Partners, Inc. and its subsidiaries to comply with this Code of Conduct.

All references in this Code of Conduct to the "*Company*" include Adsouth Partners, Inc. and each of its subsidiary companies.

II. CITIZENSHIP AND PUBLIC RESPONSIBILITY

The Code of Conduct is intended to apply to all business activities conducted on behalf of the Company. The success of the Company is predicated on conducting its business affairs in a socially responsible manner, while seeking to promote the most important dynamic of a public company: earning the profits which make possible the continued existence and growth of the Company, satisfying investors' expectations of a fair return, providing jobs for employees, and contributing to the well-being of the various communities in which the Company does business.

1. *Compliance with Laws, Rules and Regulations*

Recognition of the public interest must be a permanent Company commitment in the conduct of its affairs. The activities of all of the Company's employees, officers and directors (collectively referred to hereinafter as "*Affiliates*") acting on its behalf must always be in full compliance with applicable laws and governmental regulations. In this regard, no Affiliate should assist a third party in violating any applicable law or governmental regulation. When there is any

doubt as to the lawfulness of any proposed activity, advice must be sought from the Company's Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

The Company is committed to:

- maintaining a safe and healthy work environment;
- promoting a workplace that is free from discrimination or harassment based on any legally protected status including but not limited to sex, race, national origin, religion or age;
- supporting fair competition and laws prohibiting restraints of trade and other unfair trade practices; and
- conducting its activities in compliance with all applicable governmental laws, rules and regulations, including all applicable state and federal securities laws.

Violation of applicable laws or governmental regulations may subject the Company and any involved Affiliate to severe consequences, including injunctions, monetary damages (which could far exceed the value of any gain realized as a result of the violation, and which could be tripled in certain cases), fines, and criminal penalties, including imprisonment. Actual or apparent violations of applicable laws or governmental regulations by the Company and any involved Affiliate can also undermine the confidence of the Company's investors, creditors and bankers, as well as the general public.

2. *Relations with Customers and Other Third Parties*

(a) It is the Company's fundamental objective and policy to:

- provide customers with quality merchandise and service at fair prices;
- deal with customers fairly, honestly and courteously;
- ascertain and satisfy customers needs; and
- live up to obligations to customers and satisfy their complaints fairly and with dispatch, forever mindful of the fact that a satisfied customer is a valuable Company asset.

(b) The Company is also committed to promoting the values of honesty, integrity and fairness in the conduct of its business and sustaining a work environment that fosters mutual respect, openness and individual integrity. Affiliates are expected to deal honestly and fairly with the Company's customers, suppliers, competitors and other third parties. To this end, Affiliates shall not:

- make false or misleading statements to customers, suppliers or other third parties;
- make false or misleading statements about competitors;
- solicit or accept any fee, commission or other compensation for referring a customer to a third party vendor; or
- otherwise take unfair advantage of the Company's customers or suppliers, or other third parties, through manipulation, concealment, abuse of privileged information or any other unfair dealing practice.

3. *Competition*

The purpose of the United States federal and state antitrust and trade practice laws is to preserve our free enterprise system. These laws are founded on the belief that the public interest is best served by vigorous and fair competition, free from collusive agreements among competitors. The Company is committed to this belief, and while the Company competes aggressively and creatively in its business activities, its efforts in the marketplace will be conducted in a fair and ethical manner in strict accordance with the letter and spirit of applicable antitrust and trade practice laws.

Affiliates must be aware of the serious criminal and civil consequences of violations of these laws. *First*, a violation of the antitrust laws may be prosecuted as a felony, and conviction may result in heavy corporate and individual fines, and substantial prison sentences. *Second*, injunctions obtained by the United States Department of Justice or a State Attorney General, or orders by the Federal Trade Commission ("*FTC*"), may place severe restrictions on the Company. Violation of an injunction is punishable by fine or imprisonment; and violation of an FTC Order can result in substantial monetary penalties. *Finally*, persons injured by violations of certain of the antitrust laws may sue and recover triple the amount of their actual damages.

The antitrust laws forbid collusion among competitors to restrain trade and attempts or conspiracies to monopolize by means of predatory or unfair tactics. They also prohibit certain restrictive arrangements with customers, particularly those that fix resale prices or otherwise unreasonably restrain customer sales or purchases of merchandise. Any agreement, mutual consent or understanding, whether expressed or implied, oral or written, may be sufficient to establish collusion. It is illegal to collude with competitors to:

(a) raise, lower, maintain, stabilize or otherwise fix prices, discounts, allowances, credit terms or any other price elements;

(b) fix the price at which merchandise will be purchased from suppliers or resold by customers;

(c) limit or control production or sales;

(d) allocate customers or divide markets or marketing territories; or

(e) boycott suppliers or customers.

No Affiliate may participate in any such collusive arrangement or practice with a competitor. Nor may any Affiliate engage in any predatory or unfair conduct designed to exclude competition; enter into, or discuss, any arrangement with a customer to fix resale prices; or, except with the prior written approval of the Company's Chief Executive Officer and its Corporate Counsel, enter into any arrangement with a customer otherwise restricting the customer's ability to purchase or sell merchandise.

It is equally important to avoid contacts and dealings with competitors that might lead to an inference of collusion. Accordingly, no Affiliate may discuss with a competitor any of the above topics, including prices (past, present or future), pricing procedures, profit levels, selection of resources, merchandising plans or other competitive business information. If a simple refusal to participate is not sufficient to end the discussion, an Affiliate should leave the meeting and promptly report the incident to the Company's Corporate Counsel.

Trade associations, trade shows and similar activities are particularly sensitive because they provide an opportunity for gatherings of competitors. The Company supports only those trade associations and activities which perform useful and legitimate functions in our industry. Affiliates may attend activities of trade associations at which competitors are present only with management's approval.

4. *Proper Accounting and Financial Integrity*

All financial transactions must be executed in accordance with management's general or specific authorization. The Company's books, records and accounts must reflect, accurately and fairly and within the Company's regular system of accountability, all of the Company's transactions and the acquisition and/or disposition of its assets. All transactions must be accurately recorded to permit the preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") consistently applied and other applicable rules, regulations and criteria, and to insure full accountability for all of the Company's assets and activities. Any proposed accounting adjustment that materially departs from GAAP must be reported to the Audit Committee of the Board of Directors of Adsouth Partners, Inc. (hereinafter, the "Audit Committee") and the Company's independent auditors. In addition, all material off-balance-sheet transactions, arrangements and obligations (contingent or otherwise), and other relationships of the Company with unconsolidated entities or other persons that may have material current or future effects on the financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses must be disclosed to the Audit Committee and the Company's independent auditors. Under no circumstances may there be any unrecorded Company funds or assets, regardless of the purpose for which the funds or assets may have been intended, or any improper or inaccurate entry knowingly made on the Company's

books and records. No payment on behalf of the Company may be approved or made with the intention or understanding that any part of the payment is to be used for a purpose other than as described by the documents supporting the payment.

All Affiliates must cooperate fully with the Company's internal audit staff, independent auditors, the Audit Committee and counsel to enable them to discharge their responsibilities to the Company. No Affiliate may interfere with or seek to improperly influence, directly or indirectly, the auditing of the Company's financial records. Violation of these provisions shall result in disciplinary action, up to and including termination, and may also subject the violator to substantial civil and criminal liability.

If an Affiliate becomes aware of any improper transaction or accounting practice concerning the resources of the Company, he or she should report the matter immediately to the Company's Chief Financial Officer or to a member of the Audit Committee. An Affiliate may also file a confidential, anonymous complaint with the Chairman of the Audit Committee, Harlan Press, if the Affiliate has information regarding questionable accounting or auditing matters. Contact details for Mr. Press are set forth in Article XVII below. There will be no retaliation against Affiliates who disclose questionable accounting or auditing matters in good faith.

III. USE OF COMPANY ASSETS, FACILITIES AND SERVICES

The use of Company assets, including proprietary information, facilities or services, for any unlawful, improper or unauthorized purpose is strictly prohibited.

No Affiliate may make any expenditure or otherwise make any commitments affecting the Company's assets unless properly authorized.

1. *Improper Payments*

No payments or gifts of anything of value (in money, property, discounts, services, rebates or otherwise), regardless of form, may be made or offered, directly or indirectly, in the conduct of the Company's affairs:

- **(a)** to any domestic or foreign governments, agencies, officials, employees or agents, for purposes other than the satisfaction of lawful obligations; or
- **(b)** to any private party, involving the use of the Company's assets or resources, except in the ordinary course of business.

Such payments or gifts, whether or not called gratuities and whether or not expressly or impliedly in exchange for certain conduct, may be perceived to be bribery or otherwise improper and are prohibited.

2. *Political Contributions*

No contributions of Company assets or resources or use of its facilities, regardless of form, may be made or offered, directly or indirectly, by any Affiliate to any political party, or any candidate for, or holder of, political office, either domestic or foreign. Affiliates must refrain from applying any pressure on or harassment of other Affiliates in political matters.

These restrictions are not intended to prohibit or discourage Affiliates from making personal contributions to political candidates or parties of their choice, or from participating in the political process for their own account and on their own time. Personal political contributions by Affiliates, however, will not be reimbursed by the Company, directly or indirectly.

3. *Safeguarding Assets*

Company assets must be safeguarded not only against inadvertent loss, but also against intentional misappropriation. Assets include not only cash, fixtures, furniture and equipment, but also merchandise, business and product plans, trade secrets and other proprietary or confidential information and related matters.

IV. SELECTION OF VENDORS OF GOODS AND SUPPLIERS OF SERVICES

The selection of a vendor or supplier of goods and/or services to the Company must be based on quality, need, performance and cost.

In dealing with vendors, it is the responsibility of all Affiliates to actively promote the best interests of the Company, within legal limits, through aggressive attention to opportunities and to obtaining fair terms and treatment for the Company.

V. CONFLICT OF INTEREST; CORPORATE OPPORTUNITIES

No Affiliate may directly or indirectly engage or participate in, or authorize, any transaction or arrangement involving, or raising questions of, possible conflict, whether ethical or legal, between the interests of the Company and the personal interests of the Affiliate.

No Affiliate or any member of his or her family may, directly or indirectly, acquire or hold any beneficial interest of any kind in any firm or entity that does, or in the recent past did, business with the Company ("*Related Business*"), or which is currently or prospectively competing in any manner with the Company. This prohibition does not apply to the acquisition or holding of any security in a Related Business through a mutual fund or of any interest therein not in excess of 1% of any class of securities listed on a national securities exchange or traded in an established over-the-counter securities market. Activities and holdings which have the appearance of impropriety must also be avoided.

No Affiliate or any member of his or her family may, directly or indirectly, seek, accept or retain gifts or other personal or business favors from any Related Business or from any individual or

organization seeking to do business with the Company. Such personal or business favors include any type of gift, gratuity, use of facilities, favor, entertainment, service, loan, fee or compensation or anything of monetary value. Specific exceptions to this prohibition will be made if there is no reasonable likelihood of improper influence in the performance of duties on the part of the Affiliate on behalf of the Company and if the personal benefit falls into one of the following categories:

- normal business courtesies, such as meals, involving no more than ordinary amenities;
- paid trips or guest accommodations in connection with the Company's business and with the prior approval of the Chief Financial Officer or Chief Executive Officer;
- fees or other compensation received from any organization in which membership or an official position is held, but only if approved by the Chief Financial Officer or Chief Executive Officer;
- loans from financial institutions made in the ordinary course of their business on customary terms and at prevailing rates;
- gifts of nominal value (less than $100) during the holiday season.

No Affiliate or any member of his or her family may serve as a director, officer or employee of, or consultant to, or otherwise operate, a competitor or a Related Business without the prior written approval of the Company's Chief Financial Officer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company. For purposes of this Article V, the term "family" shall include spouse, minor or adult children or step-children, parents, grandparents, grandchildren, or individuals residing in the employee's household, whether or not related.

If any Affiliate, or member of his or her family, directly or indirectly owns a financial interest in, or has an obligation to, a Related Business, and if that interest or obligation is significant to the Affiliate or family member, neither the Affiliate nor his or her family member may conduct business with the Related Business without the prior written approval of the Company's Chief Financial Officer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

No Affiliate and no member of his or her family member may act as a broker, finder or other intermediary for his or her benefit, or for the benefit of any third party, in any transaction involving the Company without the prior written approval of the Company's Chief Financial Officer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

Gifts or entertainment which have an aggregate value in any year in excess of $100 are considered to be excessive and may not be accepted by any Affiliate. This prohibition shall also apply to common courtesies and hospitalities if their scale or nature would in any way appear to affect the impartiality of the Affiliate or imply a conflict of interest. However, this prohibition is not meant to preclude an Affiliate's acceptance of business entertainment that is not intended to influence his or her obligations to the Company and which is reasonable in nature, frequency and cost; for

example, a lunch, dinner or occasional athletic, social or cultural event, or participation in corporate promotional events.

An Affiliate must make every effort to refuse to accept, or to return, any gift or gifts from a Related Business exceeding $100 in value. If the Affiliate determines that the donor would be insulted or embarrassed if the gift is refused or returned, the Affiliate must promptly report the gift to his or her supervisor and deliver the gift, or a check payable to the Company for the fair value of the gift, to the Company's Chief Financial Officer. The Company will then donate it to charity.

Directors and officers shall notify the Company's Corporate Counsel, and employees shall notify their immediate supervisor or the Corporate Counsel, of the existence of any actual or apparent conflict of interest and/or any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

VI. SECURITIES TRADING

1. *Inside Information*. Affiliates may not disclose material nonpublic (*i.e.*, "inside") information concerning the Company to anyone not employed by the Company, or to any Affiliate who has no business need for such information, unless and until the information has been publicly released by the Company.

Affiliates are also prohibited from buying or selling, directly or indirectly through third parties, the publicly-traded securities of any company, including the Company, on the basis of material nonpublic information concerning, or obtained directly or indirectly from or through, the Company.

What is "material"? Material information is information that would be expected to affect either the investment decision of a reasonable investor or the market price of the stock. Material information may include information (whether positive or negative) relating to earnings, dividend actions, mergers or acquisitions, new products, personnel changes, labor operations, marketing changes or other matters, each depending upon all the relevant facts and circumstances. It may at times be difficult to determine materiality, particularly on a prospective basis, and the facts in each case must be carefully weighed. It should be remembered that plaintiffs who challenge and judges who rule on particular transactions or activities have the benefit of hindsight. Therefore, whenever there is any question concerning materiality, the Affiliate should either refrain from trading or consult the Company's Chief Financial Officer or Corporate Counsel.

What is "non-public"? Information is non-public if it has not been disseminated in the Company's annual or periodic reports to shareholders, has not previously been the subject of a widely disseminated press release intended for and made available to the public, or has not been widely reported in the media, market letters, statistical services or the like. The mere existence of widespread rumors or unconfirmed press speculation concerning the information, however, does not mean that the information has been adequately disseminated.

2. *Trading Guidelines.* Investment by Affiliates in the Company's stock is generally desirable and should not be discouraged. However, such investments must be made with caution and with recognition of the legal prohibitions concerning the use by corporate "insiders" of confidential information for their own profit. Guidelines to aid employees in determining when trading in the Company's stock are appropriate are set forth below. It should be noted that "trading" includes not only purchases and sales, but also exercises of options, warrants, puts and calls, etc. The prohibition on the use of material inside information also extends to the securities of other entities, such as Related Businesses, as to which an Affiliate may become in possession of non-public information in the course of his or her employment by the Company.

A. *An Affiliate may not trade* if the Affiliate has knowledge of material information about the Company which has not been made widely available to the investing public. If there are questions whether information may be material, or if it has not been made widely available to the investing public, the matter should be discussed with the Company's Chief Financial Officer or Corporate Counsel. Once information has been released by the Company, an Affiliate must still refrain from trading until sufficient time has passed to insure that the information has been made widely available to the investing public. In most cases, an Affiliate should refrain from trading until 48 hours after release by the Company of the information. If there are questions as to whether it is appropriate to trade in given circumstances, the Affiliate should contact the Company's Corporate Counsel for advice before trading.

B. *Directors of Adsouth Partners, Inc. and officers who have been designated by the Board of Directors as "officers" for securities law reporting purposes (hereinafter "Executive Officers") must always obtain prior permission from the Compliance Officer before trading. Other officers may trade* if no limitation on trading has been declared and the officer does not possess any material information about the Company which has not been publicly disclosed.

3. *Reporting and Other Obligations.* Executive Officers, directors and significant beneficial owners of the Company's common stock are also subject to specific reporting and other requirements under federal and state securities laws. Each of these persons will receive questionnaires and requests for information from the Company from time to time to aid the Company in complying with these laws. It is incumbent upon such persons to provide such information promptly, fully and accurately. Each person who is or becomes a beneficial owner of 10% or more of any class of the Company's securities must also comply with the reporting requirements and liability provisions of Section 16 of the Securities Exchange Act of 1934.

VII. ACCURATE AND TIMELY PERIODIC REPORTS

The Company is committed to providing investors with full, fair, accurate, timely and understandable disclosure in reports and documents that it files with, or submits to, the U.S. Securities and Exchange Commission ("SEC") and in other public communications made by the Company. To this end, the Company shall:

- maintain a system of internal accounting controls that will provide reasonable assurances to management that all transactions are properly recorded;

- maintain books and records that accurately and fairly reflect the Company's transactions;

- maintain a system of disclosure controls and procedures that will provide reasonable assurance to management that material information about the Company is made known to senior management, particularly during the periods in which the Company's periodic reports are being prepared; and

- present information in a clear, understandable and orderly manner in the Company's periodic reports.

All Affiliates are required to cooperate with management of the Company to help achieve these goals.

VIII. DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION

Safeguarding confidential information concerning the Company, its present and prospective business, and its customers, suppliers and investors is essential to the successful conduct of the Company's business.

All information developed within the Company with respect to its business is confidential and must not be disclosed or otherwise made available to any person who is not an Affiliate. If any Affiliate is required by a court of law or by any governmental body to disclose or otherwise make available such information, the Affiliate must promptly notify the Company's Chief Executive Officer and its Chief Financial Officer of this requirement so that the Company may exhaust its legal rights to maintain the confidentiality of such information or to limit its further disclosure.

All external communications intended for the general public, the financial community or the press regarding the Company or its business must be approved in advance by the Company's Chief Executive Officer, its Chief Financial Officer, and by its Corporate Counsel.

Confidential information encompasses all information relating to: (A) the business affairs and operations of the Company which is not otherwise available as public information and includes, but is not limited to, information or materials concerning **(i)** vendors, suppliers and customers of the Company (including mailing lists, credit card or charge card numbers, price and mark-up determinations, sales or sales trends, and costs of products or services paid by the Company), **(ii)** Company budgets, business plans and marketing plans, and **(iii)** proprietary products or processes and any other confidential or nonpublic information concerning copyrights, trademarks, trade names, service marks, inventions, patents and products; and (B) all confidential information relating to any third party with whom the Company is under an obligation of confidentiality. This information may take a variety of forms, including:

- Confidential or proprietary business documents

- PC disks containing confidential or proprietary information

- Blueprints or design idea sketches
- Restricted vendor, supplier or customer information
- Financial data
- Payroll documents or reports

Each Affiliate must keep all papers which include or reflect confidential information at the principal place of business of the Company or at such other place or places as the Company may designate from time to time. All such confidential information should be securely maintained by each Affiliate and should not be left out in the open or otherwise accessible to unauthorized persons, and should not be carelessly discarded or discussed in public (*e.g.*, in an elevator where unauthorized persons may have access to it).

Upon the termination of any Affiliate's employment with the Company, the Affiliate must deliver to the Company all documents, papers, records, files, recordings, digital and electronically stored information, computer or word-processing software, and any and all other materials containing confidential information; and the Affiliate may not retain any copies, duplicates, summaries or other descriptions of any of these materials.

Each Affiliate is bound by these obligations with respect to the confidential information of the Company not only during the period of his or her employment with the Company, but also following the termination of his or her employment with the Company.

IX. OWNERSHIP OF INTELLECTUAL PROPERTY

Any and all inventions **(i)** which are made, conceived, developed or enhanced by any Affiliate, either alone or together with others, during his or her employment with the Company, and **(ii)** which relate to the business or operations of the Company, or result from any work performed by the Affiliate for the Company, are the sole property of the Company and the Affiliate waives any and all right or interest that he or she may otherwise have with respect to any such invention. The term "*inventions*" means discoveries, improvements and ideas (whether or not patentable or copyrightable) which relate to any aspect of the Company's activities or business, or which are made through the use of the Company's materials, equipment or facilities.

Any Affiliate who makes, conceives, develops or enhances any such inventions during the term of his or her employment with the Company must promptly and fully inform the Company in writing of such inventions and, if requested by the Company, execute, acknowledge and deliver to the Company such written instruments, and do such other acts or render such assistance, as may be necessary or appropriate, in the opinion of the Company, to confirm the title of the Company to such inventions and its right to obtain and maintain letters patent or similar protection with respect thereto.

X. COMPETITION WITH THE COMPANY

No Affiliate may, during the term of his or her employment with the Company, engage in any of the following activities, directly or indirectly:

(a) be or become interested in or associated with, or represent or otherwise render assistance or services to (whether as an officer, director, stockholder, partner, consultant, contractor, owner, employee, agent or creditor, or otherwise), any business that is then, or which then proposes to become, a competitor of the Company anywhere in the world; except that the Affiliate may own, solely as an investment, the securities of any business if such ownership is **(i)** not as a controlling person of such business; **(ii)** not as a member of a group that controls such business, and **(iii)** not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business and such business is listed on a national securities exchange or traded in an established over-the-counter securities market;

(b) induce or seek to influence any other Affiliate (or any consultant to) the Company to leave its employ (or terminate its consultancy) or to become financially interested in a similar business;

(c) aid a competitor or supplier of the Company in any attempt to hire any person who has been employed by, or who was a consultant to, the Company within the one-year period preceding the date of any such aid;

(d) induce or attempt to influence any person who was a customer or supplier of the Company during such period to transact business with a competitor of the Company or not to do business with the Company;

(e) provide any business or assistance directly or indirectly to any competitor or supplier of the Company or to any person formerly employed by the Company or formerly acting as a consultant to the Company; or

(f) aid, assist or transact any business with any person who was an employee of, or a consultant to, any customer of the Company.

These restrictions, however, do not prohibit any Affiliate from **(i)** serving on the board of directors of a reasonable number of other corporations not engaged in competition with the Company or the boards of a reasonable number of trade associations and/or charitable organizations; **(ii)** engaging in charitable activities and community affairs; or **(iii)** being involved in other business transactions, *provided* only that these activities do not interfere with the proper performance of his or her duties and responsibilities as an Affiliate of the Company.

XI. ENVIRONMENT, HEALTH AND SAFETY

The Company is committed to environmental, health and safety protection for its Affiliates, customers, neighbors and others who may be affected by its products or activities.

The laws and regulations in this area are complex, and violations can result in severe criminal and civil penalties for the Company and responsible Affiliates. If an Affiliate is faced with an environmental, health or safety issue, the Affiliate should promptly contact the Company's executive in charge of the office in which the Affiliate works to discuss that matter.

XII. EMPLOYMENT ISSUES

1. *Equal Opportunity.* The Company affords equal opportunity for employment, including equal treatment in hiring, promotion, training, compensation, termination and disciplinary action, to all individuals regardless of race, color, religion, national origin, sex (except where sex is a bona fide occupational qualification), sexual preference, marital status, veteran status, physical or mental disability (except where the disability is a job-related disqualifying factor), or any other status protected by law. Unlawful discrimination can expose the Company to substantial damages and unfavorable publicity. All Affiliates are required to conduct their Company activities with due regard to this policy.

2. *Harassment.* It is the Company's policy to maintain a work environment free from all forms of harassment and to insist that all Affiliates be treated with dignity, respect and courtesy. Any comments or conduct relating to a person's race, religion, age, sex or ethnic background that fail to respect the dignity and feelings of the individual are unacceptable. Also unacceptable are comments or conduct of a sexual nature, where such behavior tends to threaten or offend a fellow Affiliate. Affiliates are cautioned that even joking or mild comments or conduct may violate this policy. It is the Company's goal that such comments or conduct not occur and should they occur, that they be rectified fairly and quickly.

3. *Disability.* The Company is required to make reasonable accommodations to the known physical or mental limitations of a qualified employee or applicant with a disability if, with these accommodations, the person can perform the essential functions of his or her job. The Company may be excused from making a reasonable accommodation if the accommodation would impose an "undue hardship" on its business.

XIII. INTERNAL COMMUNICATION; ENFORCEMENT OF POLICY; REPORTING SUSPECTED NON-COMPLIANCE

1. *Internal Communication*

The policies contained in this Code of Conduct will be communicated to all Affiliates, each of whom will be required to sign the attached Certificate of Compliance at least once.

New Affiliates will be required to do so at the date of their initial employment. Other Affiliates will be required to do so upon their receipt of this Code of Conduct.

The current version of this Code of Conduct, as the same may be modified by the Company from time to time in its sole discretion, shall be posted on the Company's internet website: http://www.adsouthpartners.com. It is currently posted on the Investors page of the website under Corporate Governance. Affiliates will be notified when a new version of the Code of Conduct has been posted on the website or otherwise distributed or made available to Affiliates, and will be asked to acknowledge that they have read and will abide by the then current version of this Code of Conduct.

2. *Enforcement of Policy; Reporting Suspected Non-Compliance*

a. General Policy. To assist in the administration of the Code of Conduct, the Company has established the position of Compliance Officer. The Company's Chief Financial Officer, Anton Lee Wingeier, is currently acting as the Compliance Officer. As part of its commitment to ethical and legal conduct, the Company expects its Affiliates to bring to the attention of the Compliance Officer, or any of the people he or she designates, information about suspected violations of this Code of Conduct or of law by any Affiliate or agent of the Company. Employees who have information about suspected improper accounting or auditing matters should bring it to the attention of the Chief Financial Officer and/or a member of the Audit Committee, or submit an anonymous complaint. Employees are required to come forward with any such information, without regard to the identity or position of the suspected offender. The Company will treat the information in a confidential manner to the extent possible (consistent with appropriate evaluation and investigation) and will seek to ensure that no acts of retribution or retaliation will be taken against anyone for making a report in good faith.

Because failure to report criminal activity can itself be understood to condone the crime, we emphasize the importance of reporting. Failure to report knowledge of wrongdoing may result in disciplinary action against those who fail to report.

b. Complaint Procedure. Information about known or suspected violations by any Affiliate or agent of the Company should be reported promptly. Whenever practical an employee should do so in writing. Reports of violations will be investigated under the Compliance Officer's supervision, as he or she finds appropriate. Employees are expected to cooperate in the investigation of reported violations.

c. Confidentiality. In order to encourage uninhibited communication of such matters, such reports will be treated confidentially to the fullest extent possible. Affiliates should be aware that the Compliance Officer, and those assisting him or her are obligated to act in the best interests of the Company, and do not act as personal representatives or lawyers for employees or other Affiliates.

d. Protection Against Retaliation. Retaliation in any form against an individual who reports a violation of this Code of Conduct or of law, even if the report is mistaken, or who

assists in the investigation of a reported violation, is itself a serious violation of this Code of Conduct. Acts of retaliation should be reported immediately and will be disciplined appropriately.

XIV. EFFECTS OF FAILURE TO COMPLY WITH CODE

Conduct violative of this Code is expressly forbidden. It is important that each Affiliate comply not only with the letter but, equally importantly, with the spirit of this Code. Any Affiliate whose conduct violates this Code will be subject to disciplinary action by the Company, including, in the Company's discretion, discharge and/or forfeiture of any benefits or rights (including contractual rights) which, under applicable law, are forfeitable upon a discharge for cause, and to the enforcement of such other remedies as the Company may have under applicable law.

The summaries of laws contained in this Code are brief and necessarily omit many subtleties and variations that exist in such laws, as well as other laws that may impose requirements upon the Company. In addition, laws which affect the Company may be supplemented, amended or repealed from time to time. Therefore, an Affiliate should request prior advice from the Company's Chief Executive Officer who, where appropriate, will confer with counsel to the Company, if the Affiliate has any question or uncertainty concerning the impact of applicable laws upon his or her Company activities.

XV. WAIVERS

A waiver of a provision of this Code of Conduct may be made for a director or Executive Officer only if approved by resolution of the Company's Board of Directors. A provision of this Code of Conduct may be waived for any other Affiliate only with the approval of the Company's Chief Executive Officer. Any waiver of this Code granted to a director or Executive Officer, and changes made to this Code, will be publicly disclosed in a prompt manner as required by applicable laws and regulations.

XVI. CODE NOT A CONTRACT OF EMPLOYMENT

This Code is not a contract of employment nor is it meant to limit the Company's rights to discipline or terminate employees for any acts or omissions, including those not set forth as part of this Code of Conduct. Neither does this Code of Conduct change the status of any at-will employee. The Company retains all of its rights in connection with the discipline and/or termination of Affiliates. This Code of Conduct is in addition to any employment contract that an Affiliate may have with the Company.

XVII. NAMES AND NUMBERS

Chief Executive Officer	Anton Lee Wingeier	(561) 750-0410
Chief Financial Officer	Anton Lee Wingeier	(561) 750-0410

Corporate Counsel	Asher Levitsky Sichenzia Ross Friedman Ference LLP 1065 Avenue of the Americas New York, New York 10018	(212) 981-6767
Chairman of the Board	Harlan Press 2530 Eagle Run Court Weston, FL 33327	(561) 750-0410